Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT






Board of Directors
Radica Games Limited


We consent to the incorporation by reference in Registration Statement Nos. 33-86960, 333-07000 and 333-59737 on Form S-8, and Registration Statement No. 333-07526 on Form F-3 of Radica Games Limited of our report dated December 15, 1998, appearing in this Annual Report on Form 20-F of Radica Games Limited for the year ended October 31, 1998.







/S/ Deloitte Touche Tohmatsu

HONG KONG

December 15, 1998